Exhibit 99.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160264) of Xerox Corporation of our report dated June 15, 2010 relating to the financial statements of Xerox Corporation Saving Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
June 15, 2010